                            SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         WHEREHOUSE ENTERTAINMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                            [WHEREHOUSE MUSIC LOGO]

                         WHEREHOUSE ENTERTAINMENT, INC.
                             19701 HAMILTON AVENUE
                        TORRANCE, CALIFORNIA 90502-1334

                                August 23, 1999

Dear Stockholder:

     We cordially invite you to attend the Annual Meeting of Stockholders, which will be held on Wednesday, September 22, 1999 at The Westin Los Angeles Hotel, 5400 W. Century Boulevard, Los Angeles, California at 10:00 a.m. (local time).

     At the Annual Meeting, you will be asked to vote upon the election of a Board of Directors and the ratification of Deloitte & Touche LLP as the Company's independent public accountants and auditors for the fiscal year ending January 31, 2000. The Board of Directors recommends that you vote FOR each of these items. We have included a proxy statement that contains more information about these items and the meeting.

     We hope that you will be able to attend the meeting. If so, please let us know by checking the appropriate box on the form of proxy. Whether or not you plan to attend the meeting, please complete, sign, date, and return the enclosed proxy card(s) promptly to ensure that your shares will be represented. If after returning your proxy card, you wish to attend the meeting and vote your shares personally, you may revoke your proxy.

     Your vote is important. We encourage you to sign and return your proxy card in the enclosed envelope promptly so that your shares will be represented and voted at the meeting even if you cannot attend.

     Thank you for your continued interest in Wherehouse Entertainment, Inc.

                                          Sincerely yours,

                                          /s/ ANTONIO C. ALVAREZ, II
                                          Antonio C. Alvarez, II
                                          Chairman of the Board and
                                          Chief Executive Officer

IF YOU CANNOT BE PRESENT AND DESIRE TO HAVE YOUR STOCK VOTED AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD(S) AS PROMPTLY AS POSSIBLE AND RETURN IT (THEM) IN THE ENCLOSED PRE-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                         WHEREHOUSE ENTERTAINMENT, INC.
                             19701 HAMILTON AVENUE
                        TORRANCE, CALIFORNIA 90502-1334
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 22, 1999
                            ------------------------

TO THE STOCKHOLDERS OF
WHEREHOUSE ENTERTAINMENT, INC.

     The Annual Meeting of Stockholders of Wherehouse Entertainment, Inc. (the "Company") will be held at The Westin Los Angeles Hotel, 5400 W. Century Boulevard, Los Angeles, California on Wednesday, September 22, 1999 at 10:00 a.m. (local time) for the following purposes:

     1. To elect a Board of Directors of the Company, each to serve until the Company's Annual Meeting of Stockholders to be held in 2000 and until his or her successor has been duly elected and qualified (Proposal 1);

     2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants and auditors for the fiscal year ending January 31, 2000 (Proposal 2); and

     3. To transact such other business as may properly come before the meeting.

     The Board of Directors fixed August 2, 1999 as the record date for the Annual Meeting. This means that owners of Company Common Stock at the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ CHARLES M. FUERTSCH
                                          Charles M. Fuertsch
                                          Treasurer

Torrance, California
August 23, 1999

              STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT
                   CAREFULLY PRIOR TO RETURNING THEIR PROXIES

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                         WHEREHOUSE ENTERTAINMENT, INC.
                         TO BE HELD SEPTEMBER 22, 1999

     This Proxy Statement is furnished to stockholders by the Board of Directors of Wherehouse Entertainment, Inc. (the "Company" or "Wherehouse") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company. The Annual Meeting will be held at The Westin Los Angeles Hotel, 5400 W. Century Boulevard, Los Angeles, California on Wednesday, September 22, 1999 at 10:00 a.m. (local time). The Company's principal executive offices are located at 19701 Hamilton Avenue, Torrance, California and its telephone number is (310) 965-8300. This Proxy Statement, Notice of Annual Meeting, and the accompanying proxy card(s) are being first mailed to stockholders on or about August 23, 1999, and the Company's Annual Report for the fiscal year ended January 31, 1999 is being mailed to stockholders together with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies by the Company is to be made.

GENERAL INFORMATION, VOTING RIGHTS AND VOTING PROCEDURES

     The Board of Directors fixed August 2, 1999 as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, 10,781,570 shares of Common Stock of the Company (the "Common Stock") were outstanding and entitled to vote at the meeting. The Common Stock is the only class of stock of the Company that is outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted on at the Annual Meeting.

     Voting by Proxy. Stockholders who own shares registered in different names or at different addresses will receive more than one proxy card. A STOCKHOLDER WHO DOES NOT PLAN TO ATTEND THE MEETING MUST SIGN AND RETURN EACH OF THE PROXY CARDS RECEIVED TO ENSURE THAT ALL OF THE SHARES OWNED BY SUCH STOCKHOLDER ARE REPRESENTED AT THE ANNUAL MEETING. Each proxy card that is properly signed and returned to the Company and not revoked will be voted in accordance with the instructions contained therein.

     Revoking Proxies. Any stockholder who gives a proxy may revoke it at any time before it is exercised by delivering to the General Counsel of the Company, either in person or by mail, a written notice of revocation. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy.

     Authority of Proxy Holders. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card(s) (or their substitutes) will vote FOR the election of the Board of Directors of the Company and FOR the approval of Deloitte & Touche LLP as the Company's independent public accountants and auditors for the fiscal year ending January 31, 2000. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card(s) or their substitutes will use their discretion with regard to any other matters (of which the Company is not now aware) that may be properly presented at the meeting or, except as otherwise limited by law, any adjournments or postponements of the meeting and all matters incident to the conduct of the meeting.

     Quorum. The presence at the meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. Assuming the presence of a quorum, the directors nominated will be elected by a plurality of the votes cast by the stockholders entitled to vote at the meeting. Assuming the presence of a quorum, the approval of the appointment of Deloitte & Touche LLP as the Company's independent accountants and auditors will require a majority of votes cast by the stockholders present in person or represented by proxy and entitled to vote at the meeting.

     Abstentions; Broker Nonvotes. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as the inspectors of election for the meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker or nominee indicates on its proxy that it does not have discretionary authority to vote on a particular matter as to certain shares, those shares will be counted for general quorum purposes, but will not be counted as represented at the meeting in determining the number of shares necessary for approval of that matter.

     Unmarked Proxies. Any unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the proposals and nominees of the Board of Directors, as indicated in the accompanying proxy card.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

BOARD OF DIRECTORS

     The Board of Directors of the Company is comprised of five members.

RECOMMENDATION OF THE BOARD OF DIRECTORS CONCERNING THE ELECTION OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW TO HOLD OFFICE UNTIL THE COMPANY'S NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS SUCCESSOR IS DULY ELECTED AND QUALIFIED. Unless authority to do so is withheld, the persons named in the enclosed proxy card(s) (or their substitutes) will vote the shares represented thereby FOR the election of each of the nominees listed below, all of whom are currently members of your Board of Directors. If any nominee becomes unavailable or is unable to serve as a director, which is not anticipated, the persons named as proxies (or their substitutes) will have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

                             NOMINEES FOR ELECTION

                                                                               AGE AT            YEAR
               NAME                               POSITION                 AUGUST 23, 1999   FIRST ELECTED
               ----                               --------                 ---------------   -------------
Antonio C. Alvarez, II............  Chief Executive Officer, Chairman            51              1997
                                      of the Board and Director
Robert C. Davenport...............  Director                                     33              1996
Jonathan Gallen...................  Director                                     39              1997
Joseph B. Smith...................  Director                                     71              1997
Joseph J. Radecki, Jr.............  Director                                     41              1997

     ANTONIO C. ALVAREZ, II, Chief Executive Officer, Chairman of the Board and Director of Wherehouse since January 30, 1997. Mr. Alvarez is a principal of Alvarez & Marsal, Inc.("A&M"), a New York based management consulting company. Mr. Alvarez's recent experience includes advising the bank lenders to Camelot Music, Inc., a mall-based music retailer with over 300 stores. Mr. Alvarez served as Phar-Mor, Inc.'s President and Chief Operating Officer from September 1992 through February 1993, as acting Chief Financial Officer from August 1992 to December 1992, and as Chief Executive Officer from February 1993 through Phar-Mor's emergence from Chapter 11 bankruptcy in October 1995. Mr. Alvarez serves as the Chief Executive Officer, Chairman of the Board and Director of Wherehouse pursuant to a Management Services Agreement, dated as of January 31, 1997, and amended as of February 1, 1998, April 30, 1998, and April 28, 1999, among the Company, A&M, A&M Investment Associates #3, LLC, and Antonio C. Alvarez, II (as so amended, the "Management Services Agreement").

     ROBERT C. DAVENPORT, Director since November 15, 1996. Mr. Davenport is a Managing Director of Cerberus Capital Management, L.P., a New York based investment fund management firm. Mr. Davenport has held this position since February 1996. From March 1994 until February 1996, he was a private investor. From 1990 through 1994, he was with Vestar Capital Partners, Inc. ("Vestar"), an investment fund, where he served as a vice president. Prior to joining Vestar in 1990, Mr. Davenport was an analyst in the Mergers and Acquisitions Group at Drexel Burnham Lambert in New York.

     JONATHAN GALLEN, Director since January 30, 1997. Mr. Gallen is the sole managing member of Pequod LLC, the general partner of Pequod Investments, L.P. Pequod Investments, L.P. is a distressed securities fund which invests in publicly traded debt, private debt, trade claims, large and middle-market bank loans, distressed real estate and public and private equity. Mr. Gallen has served on the Board of Directors of Harvest Foods and Fruehauf Trailer Corporation.

     JOSEPH B. SMITH, Director since January 30, 1997. Mr. Smith is currently the Chairman of Unison Productions, a consulting and production company. Mr. Smith has held this position since April 1994. Mr. Smith served as President and Chief Executive Officer of Capitol Industries-EMI Music, Inc. from 1987 until 1993. Mr. Smith also serves as a director of Westwood One, Inc.

     JOSEPH J. RADECKI, JR., Director since February 20, 1997. Mr. Radecki is a Managing Director of CIBC World Markets, an investment bank. From 1990 to 1998, Mr. Radecki was an Executive Vice President and Director of Financial Restructurings of Jefferies & Company, Inc. From 1983 until 1990, Mr. Radecki was First Vice President in the International Capital Markets Group at Drexel Burnham Lambert, Inc., where he specialized in financial restructurings and recapitalizations. Mr. Radecki has served as a member of the Board of Directors of Service America Corporation, Bucyrus International, Inc. and ECO-Net.

MEETINGS AND COMPENSATION OF DIRECTORS

     During the fiscal year ended January 31, 1999, there were eight meetings of the Board of Directors. All of the directors participated in all meetings, except Mr. Gallen, who did not participate in five meetings, and Mr. Alvarez, who was excluded from one meeting because he had an interest in the subject matter of the meeting.

     Cash Compensation of Directors. Two non-employee members of the Board of Directors, Messrs. Radecki and Smith, each received a fee of $5,000 per attended meeting for his services and were reimbursed for reasonable expenses incurred in connection with attending such meetings. Messrs. Alvarez, Gallen, and Davenport were not paid any compensation for their services as directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     There are three standing committees of the Board of Directors of the
Company: the Audit Committee, the Compensation Committee, and the 162(m) Committee.

     Audit Committee. Messrs. Radecki, Davenport, and Gallen, none of whom is a current or former officer or employee of the Company, are the current members of the Audit Committee. The Audit Committee is responsible for monitoring and reviewing accounting methods, internal accounting procedures and controls, and audit plans adopted by the Company. The Audit Committee recommends to the Board of Directors the engagement of Company's independent auditors and monitors the scope and results of the Company's audits, the internal accounting controls of the Company, and the audit practices and professional services furnished by the Company's independent auditors. The Audit Committee, which was established in April 1997, held two meetings during the fiscal year ended January 31, 1999. Mr. Gallen was unable to attend one of these meetings. All other members attended both meetings.

     Compensation Committee. Messrs. Davenport, Radecki and Smith, none of whom is a current or former officer or employee of the Company, are the current members of the Compensation Committee. The Compensation Committee is responsible for reviewing and approving, or recommending approval by the full Board of Directors, all compensation arrangements for the executive officers of the Company. The Compensation Committee's goal is to ensure that the executive officers and key management personnel of the Company are effectively compensated with salaries, supplemental compensation and benefits that are equitable and competitive. The Compensation Committee, which was established in April 1997, held three meetings during the fiscal year ended January 31, 1999. All members of the Compensation Committee attended all meetings.

     162(m) Committee. Messrs. Gallen and Smith, neither of whom is a current or former officer or employee of the Company, are the current members of the 162(m) Committee. The 162(m) Committee is responsible for administering the Company's 1998 Stock Incentive Plan (which was approved by the Company's stockholders at the 1998 Annual Meeting) with respect to persons whose compensation is subject to Section 162(m) of the Internal Revenue Code and persons whom the Compensation Committee identifies as potentially subject to Section 162(m). For these persons, the 162(m) Committee establishes performance-based goals for granting awards under the 1998 Stock Incentive Plan and certifies whether or not the established goals have been met. The 162(m) Committee was established in March 1999.

                             EXECUTIVE COMPENSATION

     The following table sets forth, for the fiscal year ended January 31, 1999, certain compensation paid by the Company or accrued for such fiscal year, to the Chief Executive Officer and the three next most highly compensated executive officers of the Company (the "Named Executive Officers"). All cash compensation with respect to Antonio C. Alvarez, II and Hugh G. Hilton was paid to A&M, a consulting firm of which Antonio C. Alvarez, II is a principal and of which Hugh
G. Hilton is a Managing Director. All other compensation paid with respect to Antonio C. Alvarez, II was paid to A&M Investment Associates #3, LLC ("A&M #3"), an affiliate of A&M.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                       COMPENSATION
                                                          ANNUAL COMPENSATION             AWARDS
                                                    --------------------------------   ------------
                                        FISCAL                             OTHER        SECURITIES        ALL
                                         YEAR                              ANNUAL       UNDERLYING       OTHER
               NAME &                    ENDED      SALARY     BONUS    COMPENSATION     OPTIONS      COMPENSATION
         PRINCIPAL POSITION           JANUARY 31,     ($)       ($)        ($)(1)          (#)            ($)
         ------------------           -----------   -------   -------   ------------   ------------   ------------
Antonio C. Alvarez, II..............     1999            --        --     600,000(2)           --            --
  Chairman, Chief                        1998            --        --     600,000(2)           --            --
  Executive Officer                      1997            --        --     389,452(3)    1,199,151(5)         --
Hugh G. Hilton......................     1999            --        --     252,444(4)             (5)         --
  Executive Vice                         1998            --        --            (4)             (5)         --
  President,                             1997            --        --          --              --            --
  Special Projects
  and Development
Robert S. Kelleher..................     1999       175,000    40,000          --          50,000        10,165(6)
  Executive Vice                         1998       141,346   122,000          --              --         5,346(7)
  President,                             1997            --        --          --              --            --
  Chief Financial Officer
Barbara C. Brown....................     1999       175,000    30,000          --          28,000        22,334(8)
  Senior Vice President,                 1998       175,000    75,000          --              --        19,470(9)
  Store Operations                       1997       175,000        --          --              --         3,598(10)

---------------
 (1) In accordance with rules promulgated by the Securities and Exchange Commission (the "SEC"), the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees of the Company, and certain perquisites and other personal benefits received by the Named Executive Officers that do not in the aggregate exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.

 (2) Mr. Alvarez commenced serving as Chairman of the Board and Chief Executive Officer of Wherehouse pursuant to the Management Services Agreement. The Management Services Agreement was extended for one year (to October 14,
     2000) pursuant to an extension and amendment thereof dated as of April 28, 1999.

 (3) This amount represents consulting fees paid by the senior lenders under the bank credit agreement of the Company's predecessors (the "Senior Lenders") to A&M prior to January 31, 1997, which amount was reimbursed by Wherehouse to the Senior Lenders.

 (4) Mr. Hilton serves the Company under the Management Services Agreement. In January 1998, Mr. Hilton was appointed Chief Operating Officer by the Board of Directors, and in March 1999, Mr. Hilton was appointed Executive Vice President, Special Projects and Development. The Company did not pay any separate compensation for Mr. Hilton to A&M for the fiscal year ended January 31, 1998. Effective February 1, 1998, the Company agreed, pursuant to an amendment to the Management Services Agreement, to compensate A&M separately for Mr. Hilton's services.

 (5) In connection with the Management Services Agreement and the consummation of the bankruptcy plan of reorganization for the Company's predecessors (the "Reorganization Plan"), Wherehouse issued options to purchase 993,380 shares of Common Stock, subject to adjustment, to A&M #3 (an affiliate of A&M), of which Mr. Alvarez is a principal, pursuant to a Non-Transferable Stock Option Agreement, dated as of January 31, 1997, between Wherehouse and A&M #3 (as subsequently amended, the "Option Agreement"). Mr. Hilton possesses a pecuniary interest in A&M #3. On April 30, 1998, the Option Agreement was amended to conform the agreement to the intent of the parties. Pursuant to the Option Agreement, as amended, and based upon distributions and cash settlements pursuant to the Reorganization Plan, the number of options granted to A&M #3 was adjusted to 1,199,151 on December 10, 1998.

 (6) Includes $693 paid on behalf of Mr. Kelleher and his family for medical expenses not covered by the Company's group medical insurance plan. Also included are a $7,200 automobile allowance, $252 of premiums paid for term life insurance, and $2,019 for matching contributions to the Company's 401(k) plan made on behalf of Mr. Kelleher.

 (7) Includes $158 paid on behalf of Mr. Kelleher and his family for medical expenses not covered by the Company's group medical insurance plan. Also included is a $5,188 automobile allowance.

 (8) Includes $4,415 paid on behalf of Ms. Brown and her family for medical expenses not covered by the Company's group medical insurance plan. Also included are a $7,200 automobile allowance, $7,405 of premiums paid for term life insurance, and $3,315 for matching contributions to the Company's 401(k) plan made on behalf of Ms. Brown.

 (9) Includes $1,895 paid on behalf of Ms. Brown and her family for medical expenses not covered by the Company's group medical insurance plan. Also included are a $7,200 automobile allowance, $7,153 of premiums paid for term life insurance and $3,222 for matching contributions to the Company's 401(k) plan made on behalf of Ms. Brown.

(10) Includes $1,538 paid on behalf of Ms. Brown and her family for medical expenses not covered by the Company's group medical insurance plan. Also included are $310 of premiums paid for term life insurance and $1,750 for matching contributions to the Company's 401(k) plan made on behalf of Ms. Brown.

                         FISCAL YEAR-END OPTION VALUES

     No options were exercised by any of the Named Executive Officers during the fiscal year ended January 31, 1999. The following table sets forth certain information with respect to the Named Executive Officers of the Company concerning the number of shares covered by both exercisable and unexercisable stock options held as of January 31, 1999. None of the Named Executive Officers held any stock appreciation rights at such time. No established trading market exists for the Common Stock. As of January 31, 1999, the Company calculated the book value of each share of Common Stock to be $9.02. This book value of $9.02 per share is utilized to calculate the value of unexercised in-the-money options in the table below. The value used is not intended to represent the price at which shares of the Common Stock trade.

                                       NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                      UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                       OPTIONS AT FY-END(#)            AT FY-END ($)
                                     -------------------------   -------------------------
               NAME                  EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
               ----                  -------------------------   -------------------------
Antonio C. Alvarez, II.............         1,199,151/0(1)               $87,934/0(2)
Hugh G. Hilton.....................                    (3)                     0/0
Robert S. Kelleher.................            0/50,000(4)                     0/0
Barbara C. Brown...................            0/28,000(4)                     0/0

---------------
(1) Pursuant to the terms of the Option Agreement, on January 31, 1997, Wherehouse granted to A&M #3 three tranches of options to acquire, in the aggregate, 993,380 shares of Common Stock, subject to adjustment upon certain events. On April 30, 1998, the Option Agreement was amended to conform the agreement to the intent of the parties. Pursuant to the Option Agreement, as amended, and based upon distributions and cash settlements pursuant to the Reorganization Plan, the number of options granted to A&M #3 was adjusted on December 10, 1998 such that the total shares subject to such options was 1,199,151, comprised of: (i) options to acquire 399,717 shares at an exercise price of $8.80, (ii) options to acquire 399,717 shares at an exercise price of $10.66, and (iii) options to acquire 399,717 shares at an exercise price of $12.97. See "Certain Relationships and Related Transactions" at page 12 of this Proxy Statement.

(2) As noted above, book value was used to calculate the value of unexercised in-the-money options. If a higher stock value were used to calculate the value of unexercised options at fiscal year-end, the value of unexercised options would be higher, as (i) more options would be "in-the-money," and
    (ii) each in-the-money option would have a higher value.

(3) In connection with the Management Services Agreement, as amended, and pursuant to the Option Agreement, Wherehouse issued to A&M #3 options to purchase 993,380 shares of Common Stock, subject to adjustment (and subsequently increased to 1,199,151 shares as described in Note 1 above). Mr. Hilton possesses a pecuniary interest in A&M #3. See "Certain Relationships and Related Transactions" at page 12 of this Proxy Statement.

(4) These ten year options vest, subject to acceleration in certain circumstances, in five equal annual installments beginning on April 7, 1999 and have an exercise price of $12.00 per share.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                              INDIVIDUAL GRANTS
                       --------------------------------                                 POTENTIAL REALIZABLE VALUE
                                          PERCENT OF                                     AT ASSUMED ANNUAL RATES
                         NUMBER OF          TOTAL                                             OF STOCK PRICE
                        SECURITIES       OPTIONS/SARS                                          APPRECIATION
                        UNDERLYING        GRANTED TO       EXERCISE OR                      FOR OPTION TERM(1)
                       OPTIONS/SARS       EMPLOYEES        BASE PRICE     EXPIRATION    --------------------------
        NAME           GRANTED(2)(3)    IN FISCAL YEAR       ($/SH)          DATE          5%($)         10%($)
        ----           -------------   ----------------    -----------    ----------    -----------    -----------
Robert S. Kelleher...     50,000             14.6%           $12.00        4/7/2008      $367,563       $940,683
Barbara C. Brown.....     28,000              8.2%           $12.00        4/7/2008      $205,836       $526,782

---------------
(1) The amounts under the columns labeled "5%" and "10%" are included pursuant to certain rules promulgated by the SEC and are not intended to forecast future appreciation, if any, in the price of the Company's Common Stock. The amounts are calculated by using the fair market value of $11.88 per share of Common Stock on the April 7, 1998 grant date (as determined by an appraisal obtained by the Company) and assume annual compounded stock appreciation rates of 5% and 10% over the full 10-year term of the options. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares. As set forth in note 2 below, the option grants vest equally over a 5-year period and the reported amounts are based on the assumption that the named persons hold the options granted for their full 10-year term. The actual value of the options will vary in accordance with the market price of the Company's Common Stock.

(2) Stock options were granted under the Wherehouse 1998 Stock Incentive Plan at exercise prices deemed not to be less than the fair market value at the time of the grant. All options described in this table were to vest in five equal installments on the anniversary of the grant date over a 5-year period. Vested but unexercised options expire 6 months after a termination of employment due to retirement, death or total disability; immediately upon any termination of the individual's employment "for cause"; and 30 days after a termination of employment for any other reason. Generally, upon a "Change in Control Event," each option will become immediately exercisable. A Change in Control Event under the Wherehouse 1998 Stock Incentive Plan generally includes (subject to certain exceptions) (i) a more than 50% change in ownership of the Company; (ii) certain changes in a majority of the Board of Directors; (iii) certain mergers or consolidations approved by the Company's stockholders; or (iv) stockholder approval of a liquidation of the Company or sale of substantially all of the Company's assets. A Change in Control Event could also be triggered if any new person acquires greater than 30% ownership, and certain 5% owners (see "Security Ownership of 5% Holders, Directors and Executive Officers" at page 14 of this Proxy Statement) do not retain at least 30%.

(3) This table does not include the adjustment to the number of shares subject to the options granted to A&M #3 pursuant to the adjustment provisions of the Option Agreement, as amended. See "Certain Relationships and Related Transactions" at page 12 of this Proxy Statement.

DESCRIPTION OF EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     Antonio C. Alvarez, II serves as Chairman of the Board and Chief Executive Officer, Hugh Hilton serves as Executive Vice President, Special Projects and Development, Karen Marsal serves as Vice President, Purchasing and Administrative Services, Mark Alvarez serves as Executive Vice President, Operations and Administration and Sudhir Aggarwal serves as Director of Business Development, all pursuant to the Management Services Agreement. Under the Management Services Agreement, A&M currently receives (i) $600,000 annually as compensation for the services of Antonio C. Alvarez, II and the services of other personnel supplied by A&M as needed, (ii) $200,000 annually as compensation for the services of Mr. Hilton, and (iii) an aggregate of $375,000 annually as compensation for the services of Ms. Marsal, Mr. Mark Alvarez and Mr. Aggarwal. A&M is also eligible to receive a discretionary incentive bonus for the services of Mr. Hilton, not to exceed an annual amount of $80,000, and discretionary bonuses up to an annual aggregate amount of $150,000 for the services of Ms. Marsal, Mr. Mark Alvarez and Mr. Aggarwal. For the fiscal year ended January 31, 1999, the discretionary bonus paid to A&M for the services of Mr. Hilton was $52,444, and the discretionary bonus paid to A&M for the services of Ms. Marsal and Mr. Mark Alvarez totaled $65,666. The Management Services Agreement will expire on October 14, 2000, subject to further extension or earlier termination under certain conditions. Mr. Mark Alvarez is the son of Antonio C. Alvarez, II.

     Prior to January 31, 1997, the effective date of the Reorganization Plan, Antonio C. Alvarez, II served as a consultant to the Senior Lenders pursuant to a letter agreement dated as of October 14, 1996 between A&M, Antonio C. Alvarez, II and the Senior Lenders (the "Interim Agreement"). Pursuant to the Interim Agreement, the Senior Lenders agreed to pay A&M a consulting fee of $50,000 per month plus the hourly fees of those A&M employees providing assistance to Antonio C. Alvarez, II in the performance of his consulting responsibilities. The Senior Lenders paid $389,452 to A&M pursuant to the Interim Agreement prior to January 31, 1997. Under the Management Services Agreement, Wherehouse agreed to reimburse, and has reimbursed, the Senior Lenders for the amounts paid by the Senior Lenders to A&M pursuant to the Interim Agreement.

PERFORMANCE GRAPH

     The Company's Common Stock is not listed on a securities exchange or traded in the over-the-counter market, nor is there an established trading market for such shares. The Company learns of trades through beneficial ownership reports of its directors and large holders filed with the SEC. Occasionally, the Company receives information regarding trades from a broker. Based on such information, it appears that shares have been traded for the following prices, in the following amounts, on the following dates:

                   TRADE DATE                     # OF SHARES    PRICE
                   ----------                     -----------    ------
8/20/97.........................................    580,704      $10.37
8/20/97.........................................     25,000      $10.37
9/2/97..........................................    970,704      $10.37
9/2/97..........................................    385,542      $10.37
2/5/98..........................................      1,200      $12.00
3/5/98..........................................     20,000      $14.50
3/6/98..........................................      1,000      $12.00
3/6/98..........................................        658      $ 9.50
3/24/98.........................................        500      $14.25
4/3/98..........................................     20,000      $15.00
4/22/98.........................................     80,000      $14.88
5/5/98..........................................     15,000      $16.25
5/11/98.........................................      9,565      $16.13
5/26/98.........................................     20,000      $17.06
5/28/98.........................................     16,000      $14.88
6/12/98.........................................     10,000      $16.82
9/29/98.........................................     33,000      $14.00
9/29/98.........................................     38,000      $14.00
9/29/98.........................................      3,290      $14.00
9/29/98.........................................     62,000      $14.00
10/15/98........................................     15,000      $11.75
12/21/98........................................     19,583      $17.50
3/1/99..........................................     25,000      $13.50

     These values are not intended to represent the price at which those shares would trade if a liquid, public market existed for the Common Stock. As of August 2, 1999, 10,806,570 shares of the Common Stock were issued, and 10,781,570 shares were outstanding. All but 1,199,151 of those shares were issued pursuant to the Reorganization Plan. As of August 2, 1999, there were 869 record holders of the Common Stock.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(+)

     The Compensation Committee (for the purposes of this report only, the "Committee"), established in 1997, currently consists of Messrs. Davenport, Radecki, and Smith, none of whom are current or former officers or employees of the Company. The Compensation Committee is responsible for determining the compensation levels of executive officers of the Company. The following report addresses the Committee's objectives and its actions and decisions with respect to compensation for the fiscal year ended January 31, 1999. Changes made or anticipated for the fiscal year ending January 31, 2000 are also discussed.

---------------

    + The Compensation Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings of the Company pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the Compensation Committee Report by reference therein. The report shall not be deemed soliciting material or otherwise deemed filed under either such Act.

COMPENSATION PHILOSOPHY

     The general philosophy of the Compensation Committee is to link the compensation of the Company's executive officers to compensation levels paid at comparable companies and to measures of individual and Company performance that contribute to increased value for the Company's stockholders. The focus of the Company's compensation program for executives is on both annual and long-term incentives and consists of three key elements:

     - a base salary;
     - annual bonus compensation; and
     - equity awards, including stock options.

     The Compensation Committee believes that this three-part approach best serves the interests of the Company and its stockholders. The variable annual bonus permits individual performance to be recognized on an annual basis, and is based, in significant part, on an evaluation of the contribution made by the officer to Company performance, as well as the attainment of strong financial performance. Additional equity awards relate a significant portion of long-term remuneration directly to stock performance.

     BASE SALARY. Salaries paid to executive officers (other than the Chief Executive Officer and Support Employees described in the Management Services Agreement) are reviewed annually by the Chief Executive Officer based upon his assessment of the nature of the position and the contribution, experience, and Company tenure of the executive officer. Annual salary recommendations are then made to the Committee by the Chief Executive Officer. The Committee reviews and then approves, with any modifications it deems appropriate, such recommendations.

     Compensation was paid to A&M for the services of Mr. Antonio C. Alvarez, II, Mr. Hugh Hilton, Ms. Karen Marsal, Mr. Mark Alvarez, and Mr. Sudhir Aggarwal in accordance with the Management Services Agreement. Under the Management Services Agreement, A&M currently receives (i) $600,000 annually as compensation for the services of Antonio C. Alvarez, II and the services of other personnel supplied by A&M as needed, (ii) $200,000 annually as compensation for the services of Mr. Hilton; and (iii) an aggregate of $375,000 annually as compensation for the services of Ms. Marsal, Mr. Mark Alvarez and Mr. Aggarwal.

     ANNUAL BONUS COMPENSATION. The Company's corporate bonus plan provides for officer bonus opportunities relative to the achievement of certain targets related to earnings before interest, taxes, depreciation and amortization ("EBITDA"). Pursuant to the Management Services Agreement, A&M is eligible to receive additional incentive fees for the services of Mr. Hugh Hilton, Ms. Karen Marsal, Mr. Mark Alvarez, and Mr. Sudhir Aggarwal (not to exceed 40% of the base fee payable to A&M for that person's services) if the EBITDA performance targets are met under the corporate bonus plan. For the fiscal year ended January 31, 1999, the discretionary bonus paid to A&M for the services of Mr. Hilton was $52,444, and the discretionary bonus paid to A&M for the services of Ms. Marsal and Mr. Mark Alvarez totaled $65,666. Mr. Sudhir Aggarwal was not employed by the Company during the fiscal year ended January 31, 1999, and, accordingly, A&M received neither base nor bonus compensation for the services of Mr. Aggarwal during that fiscal year.

     STOCK OPTIONS. In connection with the Management Services Agreement and the consummation of the Reorganization Plan, Wherehouse entered into the Option Agreement (which was amended on April 30, 1998 to conform the agreement to the intention of the parties) with A&M #3. The Option Agreement provides for the grant to A&M #3 of options (the "A&M #3 Options") representing in the aggregate the right to purchase 10% of (i) the shares of Common Stock issued under the Reorganization Plan, (ii) certain shares purchased by A&M #3, and (iii) the shares underlying these options. The A&M #3 Options vested monthly in equal installments through October 31, 1998, and all unexercised A&M #3 Options expire on January 31, 2003, subject to prior termination as set forth in the Management Services Agreement. The exact number of shares underlying these options and the exercise prices will depend on the final resolution of claims under the Reorganization Plan. The Option Agreement provides that such adjustments will be made periodically as deemed practicable. An interim adjustment was made on December 10, 1998 to reflect the resolution of claims as of September 30, 1998. After such adjustment, the A&M #3 Options consist of (i) options to acquire 399,717 shares at an exercise price of $8.80, (ii) options to acquire 399,717 shares at an exercise price of $10.66, and (iii) options to acquire 399,717 shares at an exercise price of $12.97. The Company presently estimates that after all adjustments, the A&M #3 Options will consist of (i) options to acquire 407,667 shares at an exercise price of $8.63 per share, (ii) options to acquire 407,667 shares at an exercise price of $10.45 per share, and (iii) options to acquire 407,667 shares at an exercise price of $12.72 per share.

     On April 7, 1998 and on September 18 and 22, 1998, the Company's Compensation Committee granted, and the entire Board of Directors approved, subject to stockholder approval of the Wherehouse 1998 Stock Incentive Plan and qualification of the offering by the California Commissioner of Corporations (which were obtained on October 21, 1998 and December 7, 1998, respectively) grants of Nonqualified Stock Options for a total of 339,500 shares of Common Stock. See "Option/SAR Grants in Last Fiscal Year" at page 7 of this Proxy Statement.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Under the Management Services Agreement, A&M currently receives (i) $600,000 annually as compensation for the services of Antonio C. Alvarez, II and the services of other personnel supplied by A&M, as needed; (ii) $200,000 annually as compensation for the services of Hugh Hilton; and (iii) an aggregate of $375,000 annually as compensation for the services of Karen Marsal, Mark Alvarez, and Sudhir Aggarwal.

     In extending the Management Services Agreement, as described further under "Description of Employment Contracts, Termination of Employment and Change in Control Arrangements" at page 8 of this Proxy Statement, the Committee took note that the Company had achieved a significant improvement in its operating performance under the direction of Mr. Antonio Alvarez and others provided by A&M, that A&M had not in prior years sought an increase in the compensation paid for Mr. Antonio Alvarez or other personnel supplied by A&M, and that the Company would be well served by continuing this relationship.

SECTION 162(M) CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the tax deductibility to the Company of compensation in excess of $1.0 million in any year for certain executive officers, except for qualified "performance-based compensation" under the Section 162(m) rules. No covered executive's compensation for these purposes exceeded $1.0 million for the fiscal year ended January 31, 1999.

                           The Compensation Committee

                              Robert C. Davenport
                                 Joseph Radecki
                                Joseph B. Smith

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Messrs. Davenport, Radecki and Smith. None of the members of the Compensation Committee is or has been an officer or employee of the Company.

     Mr. Radecki is currently a Managing Director of CIBC World Markets, an investment bank. CIBC Oppenheimer Corp., the predecessor company to CIBC World Markets, acted as a financial advisor to the Company during 1998 with respect to the Company's acquisition of all of the capital stock of certain retail music subsidiaries of Viacom International Inc. (the "Acquisition"). Pursuant to an engagement letter dated September 22, 1998, CIBC Oppenheimer Corp. received a fee of $600,000, plus expenses, upon completion of the Acquisition.

     Mr. Davenport is a Managing Director of Cerberus Capital Management, L.P. In 1998, the Company paid Cerberus Capital Management, L.P., an affiliate of Cerberus Partners, L.P., a onetime fee of $900,000 for a commitment to provide a bridge loan to finance the Acquisition in the event that permanent financing was not in place at the time of the Acquisition.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to the Management Services Agreement and a Stock Subscription Agreement dated as of January 31, 1997 (the "Stock Subscription Agreement"), Wherehouse agreed to sell, and A&M #3 agreed to buy at a purchase price of $6,340,000 ($1,000,000 in cash from A&M #3, plus a secured recourse promissory note in the principal amount of $335,000, and a secured non-recourse promissory note in the amount of $5,005,000 (collectively, the "Promissory Notes")) 1,100,000 shares of Common Stock (the "A&M #3 Shares") (subject to adjustment upward or downward to represent 10% of the sum of (i) the shares of Common Stock ultimately issued under the Reorganization Plan plus (ii) the number of shares of Common Stock issued to A&M #3). The Management Services Agreement provides that the number of A&M #3 Shares is to be adjusted periodically, as practicable, based on the shares issued under the Reorganization Plan. An interim adjustment was made on December 10, 1998 to reflect the issuance of shares under the Reorganization Plan based on the resolution of claims as of September 30, 1998. Based on this interim adjustment, the number of A&M #3 Shares was reduced to 1,079,236. The Company estimates that approximately 8,700 additional A&M #3 Shares will be issued in the future based on the adjustment formula. The Promissory Notes bear interest at 7% per annum during the first four years and 11% per annum during the fifth through seventh years, mature on January 31, 2004, and have no scheduled interest or principal amortization until their maturity date. The Promissory Notes are secured by a first priority pledge of the A&M #3 Shares pursuant to a Stock Pledge Agreement dated as of January 31, 1997.

     In addition, in connection with the Management Services Agreement and consummation of the Reorganization Plan, Wherehouse entered into the Option Agreement (which was amended on April 30, 1998 to conform the agreement to the intention of the parties) with A&M #3, an affiliate of A&M, of which Antonio C. Alvarez, II is a principal. The Option Agreement provides for the grant to A&M #3 of options representing in the aggregate the right to purchase 10% of (i) the shares of Common Stock issued under the Reorganization Plan, (ii) the A&M #3 Shares, and (iii) the shares underlying these options. The A&M #3 Options vested monthly in equal installments through October 31, 1998 and all unexercised A&M #3 Options expire on January 31, 2003, subject to prior termination as set forth in the Management Services Agreement. The exact number of shares underlying the A&M #3 Options and the exercise price will depend on the final resolution of claims under the Reorganization Plan. The Option Agreement provides that such adjustments will be made periodically as deemed practicable. An interim adjustment was made on December 10, 1998 to reflect the resolution of claims as of September 30, 1998. After such adjustment, the A&M #3 Options consist of (i) options to acquire 399,717 shares at an exercise price of $8.80 per share, (ii) options to acquire 399,717 shares at an exercise price of $10.66 per share, and
(iii) options to acquire 399,717 shares at an exercise price of $12.97 per share. The Company presently estimates that after all adjustments, the A&M #3 Options will consist of (i) options to acquire 407,667 shares at an exercise price of $8.63 share, (ii) options to acquire 407,667 shares at an exercise price of $10.45 per share, (iii) options to acquire 407,667 shares at an exercise price of $12.72 per share.

     Wherehouse also granted certain registration rights to A&M #3 with respect to the A&M #3 Shares pursuant to a Registration Rights Agreement dated as of January 31, 1997 (the "A&M Registration Rights Agreement"). Under the A&M Registration Rights Agreement, A&M #3 has the right to make one demand registration and two piggyback registrations in respect of the A&M #3 Shares and shares subject to the A&M #3 Options.

     Wherehouse also granted certain registration rights to the Senior Lenders with respect to the Common Stock acquired by such Senior Lenders under the Reorganization Plan, pursuant to a Registration Rights Agreement dated as of January 31, 1997 (the "Senior Lenders Registration Rights Agreement"). Under the Senior Lenders Registration Rights Agreement, the holders of a requisite number of shares issued to the Senior Lenders have the right to make two demand registrations and to participate in two piggyback registrations in respect of such shares of Common Stock.

     Under the Management Services Agreement, as described further under "Description of Employment Contracts, Termination of Employment and Change in Control Arrangements" at page 8 of this Proxy Statement, A&M receives compensation from the Company for the services of Antonio C. Alvarez, II, Hugh

Hilton, Karen Marsal, Mark Alvarez and Sudhir Aggarwal. Mark Alvarez is the son of Antonio C. Alvarez, II, the Chief Executive Officer of the Company.

     Mr. Radecki is currently a Managing Director of CIBC World Markets, an investment bank. CIBC Oppenheimer Corp., the predecessor company to CIBC World Markets, acted as a financial advisor to the Company during 1998 and received compensation therefor. See "Compensation Committee Interlocks and Insider Participation" at page 11 of this Proxy Statement.

     In 1998, the Company paid a onetime fee to Cerberus Capital Management, L.P. for a commitment to provide a bridge loan. See "Compensation Committee Interlocks and Insider Participation" at page 11 of this Proxy Statement. Cerberus Capital Management, L.P. is a limited partnership controlled by Mr. Feinberg, who is a beneficial owner of greater than 5% of the Common Stock of Wherehouse. Mr. Davenport, a Managing Director of Cerberus Capital Management, L.P., is a director of Wherehouse.

     Madeleine LLC, a Delaware limited liability company ("Madeleine"), has entered into a participation agreement with Congress Financial Corporation (Western), the Company's senior bank lender ("Congress"), pursuant to which Madeleine purchased a 100% undivided interest in all of Congress' right, title and interest in and to any Tranche B loans described in the Company's loan agreement with Congress. On October 26, 1998, Madeleine received $100,000 of the closing fee for the Congress loan facility. Madeleine will receive up to $100,000 annually from Congress as its portion of the annual commitment fee and unused line fee for the Tranche B loans. Stephen Feinberg is the managing member of Madeleine and the general partner of Cerberus Partners, L.P.

                                   PROPOSAL 2

                         RATIFICATION OF APPOINTMENT OF
                  INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors of the Company has appointed Deloitte & Touche LLP as the Company's independent public accountants and auditors for the fiscal year ending January 31, 2000. This appointment is subject to stockholder approval.

     Upon appointment, Deloitte & Touche LLP will serve the Company and its subsidiaries through the fiscal year ending January 31, 2000. Deloitte & Touche's services to the Company will include examination of the Company's consolidated financial statements, consultation on various tax issues and other matters, and other services related to filings with the SEC.

     Deloitte & Touche LLP was appointed to serve as the Company's independent public accountants and auditors on September 22, 1998. The decision to select Deloitte & Touche was unanimously recommended by the Company's Audit Committee and unanimously approved by the Company's Board of Directors. Previously, Ernst & Young LLP had served as the Company's independent public accountants and auditors, but was dismissed by the Company. Ernst & Young LLP's report on the Company's financial statements for the two fiscal years prior to its dismissal did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company for each of the two fiscal years prior to such dismissal, and in the subsequent interim periods, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K and no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures that, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make reference to the matter in their report.

     A representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as he or she may desire.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 2000.

                                 MISCELLANEOUS

SECURITY OWNERSHIP OF 5% HOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

     The Common Stock is the Company's only outstanding class of voting securities. The following table sets forth, as of August 2, 1999, the number and percentage of shares of Common Stock beneficially owned by (i) each person known to Wherehouse to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of Wherehouse, (iii) each Named Executive Officer, and (iv) all directors and executive officers of Wherehouse as a group. Unless otherwise indicated by footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by him or her, subject to community property laws where applicable. The percentage of ownership in the following table does not include the additional estimated 86,500 shares that may be issued pursuant to the Reorganization Plan after August 2, 1999.

                                                                                       PERCENTAGE OF
                                                              NUMBER OF SHARES              ALL
                                                             BENEFICIALLY OWNED        COMMON STOCK
                           NAME                                    (1)(2)             OUTSTANDING(3)
                           ----                              ------------------      -----------------
Steven Feinberg............................................      7,207,690(4)              56.1%
450 Park Avenue, 28th Floor
New York, New York 10022
Antonio C. Alvarez, II.....................................               (5)
c/o Wherehouse Entertainment, Inc.
19701 Hamilton Avenue
Torrance, California 90502-1334
AND
Bryan Marsal...............................................               (6)
c/o Alvarez & Marsal, Inc.
599 Lexington Avenue, Suite 2700
New York, New York 10022-4802
  A&M Investment Associates #3, LLC........................      2,278,387(7)              17.7%
  c/o Alvarez & Marsal, Inc.
  599 Lexington Avenue, Suite 2700
  New York, New York 10022-4802
  A&M Investment Associates #4, LLC........................        385,542(8)               3.0%
  A&M Investment Associates #8, LLC........................         16,000(9)                 *
                                                                 ---------                 ----
          Total for Antonio C. Alvarez, II and Bryan
            Marsal.........................................      2,679,929(5)(6)           20.9%
Robert C. Davenport........................................              0(10)                0
Jonathan Gallen............................................        435,195(11)              3.4%
Joseph B. Smith............................................              0                    0
Joseph J. Radecki, Jr......................................              0                    0
Hugh G. Hilton.............................................              0(7)                 0
Robert S. Kelleher.........................................         10,000(12)                *
Barbara C. Brown...........................................          5,600(13)                *
All directors and executive officers, as a group (9
  persons).................................................      3,130,724                 24.4%

---------------
  * Less than 1%.

 (1) Beneficial ownership is determined in accordance with SEC rules and generally includes sole or shared voting or investment power with respect to securities. Except as otherwise noted below, and subject to community property laws where applicable, each person named reportedly has sole voting and dispositive power with respect to all shares of Common Stock shown as beneficially owned by such person. On August 2, 1999, there were 10,781,570 shares of Common Stock outstanding.

 (2) The number of shares listed as beneficially owned by each named person (and the directors and executive officers as a group) includes shares of Common Stock underlying options, warrants and rights (including conversion rights) exercisable as of or within 60 days after August 2, 1999, as follows:

A&M Investment Associates #3, LLC...........................  1,199,151
  Antonio C. Alvarez, II and Bryan Marsal
Jonathan Gallen.............................................    161,666
Stephen Feinberg............................................    181,095
Robert S. Kelleher..........................................     10,000
Barbara C. Brown............................................      5,600
                                                              ---------
All directors and executive officers as a group (9
  persons)..................................................  1,376,417

 (3) The percent of Common Stock outstanding is based upon (i) the 10,781,570 shares of Common Stock issued and outstanding as of August 2, 1999, plus
     (ii) the 776,000 warrants issued under the Reorganization Plan, plus (iii) the 1,199,151 shares underlying the A&M #3 Options, plus (iv) all employee stock options that are exercisable within 60 days of August 2, 1999. In connection with the Reorganization Plan, holders of the Senior Subordinated Notes of the Company's predecessors received three tranches of warrants to purchase shares of Common Stock (the "Warrants"). The Tranche A Warrants represent the right to purchase 576,000 shares of Common Stock at an exercise price of $2.38 per share and have a five-year maturity. The Tranche B Warrants represent the right to purchase 100,000 shares of Common Stock at an exercise price of $9.00 per share and have a seven-year maturity. The Tranche C Warrants represent the right to purchase 100,000 shares of Common Stock at an exercise price of $11.00 per share and have a seven-year maturity. Each Warrant is exercisable for one share of Common Stock.

 (4) This information was obtained from a Schedule 13D -- Amendment No. 2 filed with the SEC regarding Mr. Feinberg's beneficial ownership as of September 29, 1998 and a Form 4 filed with the SEC as of June 4, 1999. According to the filings, Mr. Feinberg possesses sole voting power to vote and direct the disposition of all of the following securities of the Company:
     1,670,222 shares of Common Stock and 30,679 Warrants owned by Cerberus Partners, L.P., a Delaware limited partnership; 1,962,182 shares of Common Stock and 62,544 Warrants owned by Cerberus International Ltd., a corporation organized under the laws of the Bahamas; 156,583 shares of Common Stock and 9,721 Warrants owned by Ultra Cerberus Fund, Ltd., a corporation organized under the laws of the Bahamas; and 3,237,608 shares of Common Stock and 78,151 Warrants owned by various other private investment funds.

 (5) As disclosed on a Schedule 13D -- Amendment No. 2 filed with the SEC on April 13, 1999, and on a Form 5 filed with the SEC on March 17, 1999, Antonio C. Alvarez, II is a managing member of A&M #3, A&M #4 (as defined below), and A&M #8 (as defined below), and therefore may be deemed to be the beneficial owner of Common Stock held by any one or more of these entities. Mr. Alvarez disclaims beneficial ownership of the shares held by A&M #3, A&M #4, and A&M #8, except to the extent of his pecuniary interest therein.

 (6) As disclosed on a Schedule 13D -- Amendment No. 2 filed with the SEC on April 13, 1999, and on a Form 5 filed with the SEC on March 17, 1999, Bryan Marsal is a managing member of A&M #3 (as defined below), A&M #4 (as defined below), and A&M #8 (as defined below), and therefore may be deemed to be the beneficial owner of Common Stock held by any one or more of these entities. Mr. Marsal disclaims beneficial ownership of the shares held by A&M #3, A&M #4, and A&M #8, except to the extent of his pecuniary interest therein.

 (7) A&M #3 is a Delaware limited liability Company. The share total includes A&M #3 Options to purchase 1,199,151 shares of Common Stock, exercisable within 60 days of August 2, 1999. The A&M #3 Options are subject to adjustment. Mr. Hilton possesses a pecuniary interest in A&M #3. Mr. Hilton disclaims beneficial ownership of shares of Common Stock held by A&M #3, except to the extent of his pecuniary interest therein.

 (8) A&M Investment Associates #4, LLC is a Delaware limited liability Company ("A&M #4").

 (9) A&M Investment Associates #8, LLC is a Delaware limited liability Company ("A&M #8").

(10) Mr. Davenport is a Managing Director of Cerberus Capital Management, L.P., an affiliate of Cerberus Partners, L.P., and may be deemed the beneficial owner of all of the shares of Common Stock held by Cerberus Partners, L.P. Mr. Davenport disclaims any beneficial ownership in the shares of Common Stock held by Cerberus Partners, L.P.

(11) Mr. Gallen is the managing member of Pequod LLC, the general partner of Pequod Investments, L.P., which beneficially owns 217,596 shares of Common Stock, including 80,832 Warrants. Mr. Gallen is also President of Ahab Capital Management, Inc., which is an investment advisor to Pequod International, Ltd. Pequod International, Ltd. is the beneficial owner of 217,599 shares of Common Stock, which includes 80,834 Warrants. As such, Mr. Gallen may be deemed the beneficial owner of the shares of Common Stock and Warrants held by Pequod Investments, L.P. and Pequod International, Ltd. Mr. Gallen has sole voting and investment power over Common Stock owned by Pequod Investments, L.P. and Pequod International, Ltd. Mr. Gallen disclaims beneficial ownership in the shares of Common Stock held by Pequod Investments, L.P. and Pequod International, Ltd., except to the extent of his pecuniary interest therein.

(12) Mr. Kelleher has a right to acquire 10,000 shares of Common Stock pursuant to stock options exercisable as of or within 60 days after August 2, 1999 that were issued pursuant to the Wherehouse Entertainment, Inc. 1998 Stock Incentive Plan.

(13) Ms. Brown has a right to acquire 5,600 shares of Common Stock pursuant to stock options exercisable as of or within 60 days after August 2, 1999 that were issued pursuant to the Wherehouse Entertainment, Inc. 1998 Stock Incentive Plan.

OTHER MATTERS

     If any other matters properly come before the meeting, it is the intention of the proxy holders to vote in their discretion on such matters pursuant to the authority granted in the proxy and permitted under applicable law.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers, and persons holding more than 10% of the Common Stock are required to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established, and the Company is required to disclose any failure to file by these dates. All of these filing requirements were satisfied during the year ended January 31, 1999, except that (i) Antonio C. Alvarez, II and Bryan Marsal (an individual who may be deemed to beneficially own more than 10% of the Company's Common Stock because he is a principal of A&M #3; see "Security Ownership of 5% Holders, Directors and Executive Officers" at page 14 of this Proxy Statement) inadvertently were late in filing one report each, relating to one transaction; (ii) Jonathan Gallen, a director, was inadvertently late in filing two reports, each relating to one transaction; and (iii) Stephen Feinberg was inadvertently late in filing one report relating to one transaction due to an inadvertent duplicate report of a prior purchase.

COST OF SOLICITING PROXIES

     The expenses of preparing and mailing the Notice of Annual Meeting, the Proxy Statement and the proxy card(s) will be paid by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and employees of the Company (who will receive no additional compensation) by personal interviews, telephone, telegraph and facsimile. The Company has not retained, and does not intend to retain, any other entities to assist in the solicitation of proxies. It is anticipated that banks, custodians, nominees and fiduciaries will forward proxy soliciting material to beneficial owners of the Company's Common Stock and that such persons will be reimbursed by the Company for their expenses incurred in so doing.

FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

     Enclosed with this Proxy Statement is the Annual Report of the Company for the fiscal year ended January 31, 1999. The Annual Report is enclosed for the convenience of stockholders only and should not be viewed as part of the proxy solicitation material. IF ANY PERSON WHO WAS A BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY ON THE RECORD DATE FOR THE 1999 ANNUAL MEETING DESIRES ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT, THEY WILL BE FURNISHED WITHOUT CHARGE UPON RECEIPT OF A WRITTEN REQUEST. The request should identify the person making the request as a stockholder of the Company and should be directed to:

                         Wherehouse Entertainment, Inc.
                             19701 Hamilton Avenue
                        Torrance, California 90502-1334
                              Attention: Treasurer

     Telephone requests may be directed to the Treasurer at (310) 965-8300.

PROPOSALS OF STOCKHOLDERS

     The 2000 Annual Meeting of stockholders is expected to be held in July 2000. To be considered for inclusion in the Company's Proxy Statement for the 2000 Annual Meeting, proposals of stockholders intended to be presented at the Meeting must be received by the Company's General Counsel at Wherehouse Entertainment, Inc., 19701 Hamilton Avenue, Torrance, California 90502-1334,
Attention: General Counsel, a reasonable time before the Company mails its proxy materials for the 2000 Annual Meeting.

     Notice of a shareholder proposal (other than in respect of a nominee for election to the Board of Directors) submitted outside the processes of Rule 14a-8 promulgated by the SEC (i.e., a proposal to be presented at the 2000 Annual Shareholders' Meeting but not submitted for inclusion in the Company's proxy statement) will be considered untimely under the SEC's proxy rules if not received a reasonable time before the Company mails its proxy materials for the 2000 Annual Meeting.

                                      PROXY


                         WHEREHOUSE ENTERTAINMENT, INC.
                             PROXY FOR COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         I hereby appoint Antonio C. Alvarez, II and Robert C. Davenport, and each of them or either of them, with full power to act without the other and with full power of substitution, my true and lawful attorneys and proxies, to vote all of the shares of common stock of Wherehouse Entertainment, Inc. (the "Company") which the undersigned may be entitled to vote and to act for me in my name, place and stead at the Annual Meeting of Stockholders of the Company to be held at The Westin Los Angeles Hotel, 5400 W. Century Boulevard, Los Angeles, California, on Wednesday, September 22, 1999 at 10:00 a.m. (local time), for the purpose of considering and voting upon the following:



1.   ELECTION OF DIRECTORS.

     [ ] FOR all nominees listed below    [ ] WITHHOLD AUTHORITY to vote for all
         (except as marked to the             nominees listed below
         contrary)

     IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

        Antonio C. Alvarez, II        Robert C. Davenport     Jonathan Gallen
        Joseph J. Radecki, Jr.        Joseph B. Smith


2. RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS FOR THE FISCAL YEAR ENDING JANUARY 31, 2000.

     [ ] FOR                        [ ] AGAINST                      [ ] ABSTAIN


3. OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.



                    (Please sign and date the reverse side.)



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS MADE, FOR ITEMS 1 AND 2. ON SUCH OTHER MATTERS THAT MAY COME PROPERLY BEFORE THE MEETING, THIS PROXY WILL BE VOTED AS SAID PROXIES DEEM ADVISABLE.


Note: Please sign exactly as your name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If the stockholder is a corporation, sign in full corporate name by the authorized officer.




Dated: ___________________________, 1999




_______________________________________
Signature  (if jointly held)




_______________________________________
Signature